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                                                                     Exhibit 5.1

                         [LETTERHEAD OF ALCATEL LUCENT]


                                       November 30, 2006


The Board of Directors of Alcatel Lucent
54, rue La Boetie
75008 Paris, France

                  Re:   Alcatel Lucent
                        Registration Statement on Form F-3


Ladies and Gentlemen:

      I am the secretary of the board of directors of Alcatel Lucent, a societe anonyme organized under the laws of the Republic of France ("Alcatel Lucent"). I have acted as French counsel to Alcatel Lucent in connection with its registration of ordinary shares, nominal value E2.00 per share, of Alcatel Lucent (the "Ordinary Shares"), including Ordinary Shares to be represented by American Depositary Shares of Alcatel Lucent (each, an "Alcatel Lucent ADS"). The Ordinary Shares are being registered pursuant to a Registration Statement on Form F-3 (the "Registration Statement") under the Securities Act of 1933 (the "Act"). Each Alcatel Lucent ADS represents one Ordinary Share.

      This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

      In furnishing this opinion, I or lawyers under my supervision have examined the Registration Statement and such documents, corporate records, certificates of public officials and other agreements, instruments or opinions as I have deemed necessary or advisable for the purpose of rendering the opinion expressed herein. In this examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making this examination of executed documents,

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The Board of Directors of Alcatel Lucent
November 30, 2006
Page 2

I have assumed that the parties thereto, other than Alcatel Lucent, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of Alcatel Lucent and others and of public officials.

      Based upon and subject to the foregoing, and provided that at the time of exercise of the warrants described in the Registration Statement, the consideration received by Alcatel Lucent is not less than the nominal value of the Ordinary Shares to be issued upon such exercise, I am of the opinion that the issuance of the Ordinary Shares has been duly authorized, and upon issuance the Ordinary Shares will be validly issued, fully paid and nonassessable.

      I do not express any opinion as to the laws of any jurisdiction other than the laws of the Republic of France, and I do not express any opinion as to the effect of any other laws on the opinion expressed herein. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.


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The Board of Directors of Alcatel Lucent
November 30, 2006
Page 3

      I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to my name under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                          Very truly yours,


                                               /s/ Pascal Durand-Barthez
                                          --------------------------------------
                                               Pascal Durand-Barthez